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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF FORMATION

                                       OF

                             TRINITY RAIL GROUP, LLC

         This Certificate of Formation of TRINITY RAIL GROUP, LLC (the "LLC") is being duly executed and filed by Vicki L. Martin as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is:

                             Trinity Rail Group, LLC

         SECOND. The address of the registered office of the LLC in the State of Delaware is:

                               1209 Orange Street
                           Wilmington, Delaware 19801

         THIRD. The name and address of the registered agent for service of process on the LLC in the state of Delaware are:

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 26th day of December, 2001.

                                                /s/ Vicki L. Martin
                                                -------------------------------
                                                VICKI L. MARTIN,
                                                AUTHORIZED PERSON